CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 11 to File No. 333-123998; Amendment No. 13 to File No. 811-21749) of CRM Mutual Fund Trust of our report dated August 26, 2008, included in the 2008 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 17, 2008